Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Donegal Mutual Insurance Company 401(k) Plan
Marietta, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-89644) of Donegal Group Inc. of our report dated June 21, 2024, relating to the financial statements and supplemental schedule of the Donegal Mutual Insurance Company 401(k) Plan which appears in this Form 11-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.

Philadelphia, Pennsylvania
June 21, 2024